CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT

IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED.

SERVICES AGREEMENT

[ ] Class [ ] Shares of FUND

This Agreement is made as of July 27, 2011, by and among Rydex Distributors, LLC (“DISTRIBUTOR”), a Kansas limited liability company and Jefferson National Life Insurance Company (the “Company”), a Texas corporation.

WHEREAS, DISTRIBUTOR and the Company have entered into a Participation Agreement dated                     , as may be amended from time to time (the “Participation Agreement”), pursuant to which, the Company, on behalf of certain of its separate accounts (the “Separate Accounts”), purchases shares (“Shares”) of certain Portfolios of Rydex Variable Trust and SBL Fund (each a “Fund”) (“Portfolios”) to serve as an investment vehicle under certain variable annuity and/or variable life insurance contracts (“Variable Contracts”) offered by the Company, which Portfolios may be one of several investment options available under the Variable Contracts; and

WHEREAS, DISTRIBUTOR recognizes that it will derive substantial savings in administrative expenses by virtue of having a sole shareholder rather than multiple shareholders in connection with each Separate Account’s investment in the Portfolios, and that in the course of soliciting applications for Variable Contracts, the Company will provide information about each Fund and its Portfolios from time to time, answer questions concerning each Fund and the Portfolios, including questions respecting Variable Contract owners’ interests in one or more Portfolios, and provide services respecting investments in the Portfolios; and

WHEREAS, DISTRIBUTOR wishes to compensate the Company for the efforts of the Company in providing written and oral information and services regarding each Fund to Variable Contract owners; and

WHEREAS, the following represents the collective intention and understanding of the service fee agreement between DISTRIBUTOR and the Company.

NOW, THEREFORE, in consideration of their mutual promises, the Company and DISTRIBUTOR agree as follows:

1. Services. The Company and/or its affiliates agree to provide services (“Services”) to owners of Variable Contracts including, but not limited to: teleservicing support in connection with the Portfolios; delivery of current Fund prospectuses, periodic reports, notices, proxies and proxy statements and other informational materials; facilitation of the tabulation of Variable Contract owners’ votes in the event of a Fund shareholder vote; maintenance of Variable Contract records reflecting Shares purchased and redeemed and Share balances, and the conveyance of that information to the DISTRIBUTOR as may be reasonably requested; provision of support services, including providing information about the Funds and the Portfolios and answering questions concerning a Fund and the Portfolios, including questions respecting Variable Contract owners’ interests in one or more Portfolios’ provision and administration of Variable Contract features for the benefit of Variable Contract owners in connection with the Portfolios, which may include fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals; and provision of other services as may be agreed upon from time to time.

2. Compensation. In consideration of the services described above, DISTRIBUTOR agrees to pay the Company as described in Schedule A to this Agreement.

3. Term. This Services Agreement shall remain in full force and effect for an initial term of one year, and shall automatically renew for successive one-year periods. This Services Agreement may be terminated by either party hereto upon 30 days written notice to the other. This Services Agreement shall terminate automatically upon the redemption of all Shares held in the Separate Accounts, upon termination of the Participation Agreement, upon a material, unremedied breach of the Participation Agreement, as to a Portfolio upon termination of the investment advisory agreement between a Fund, on behalf of such Portfolio, and DISTRIBUTOR, or upon assignment of the Participation Agreement by either the Company or DISTRIBUTOR. Notwithstanding the termination of this Services Agreement, DISTRIBUTOR will continue to pay the service fees in accordance with paragraph 2 so long as net assets of the Separate Accounts remain in a Portfolio, provided such continued payment is permitted in accordance with applicable law and regulation.

4. Amendment. This Services Agreement may be amended only upon mutual agreement of the parties hereto in writing.

5. Effect on Other Terms, Obligations and Covenants. Nothing herein shall amend, modify or supersede any contractual terms, obligations or covenants among or between the Company or DISTRIBUTOR previously or currently in effect, including those contractual terms, obligations or covenants contained in the Participation Agreement.

6. Governing Law. The laws of the State of New York, excluding the laws on conflicts of laws, shall govern interpretation, validity, and enforcement of this Agreement.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this services Agreement.

RYDEX DISTRIBUTORS , LLC	JEFFERSON NATIONAL LIFE
INSURANCE COMPANY

/s/ Keith A Fletcher	/s/ Craig A. Hawley
By: Keith A Fletcher	By: Craig A. Hawley
Title: General Counsel
Title: Senior Vice President
Date: 8-22-11

Date: 8/24/11

SCHEDULE A

In consideration of the services described in paragraph 1 of this agreement, DISTRIBUTOR agrees to pay the Company an annual service fee. Such payments will be made monthly in arrears. For purposes of computing the payment to the Company, the average daily value of Shares held in the Separate Accounts over a monthly period shall be computed by totaling such Separate Accounts’ average investment (Share net asset value multiplied by total number of Shares held by such Separate Accounts) on each business day during the calendar month, and dividing by the total number of business days during such month. The payment to the Company shall be calculated by DISTRIBUTOR at the end of each calendar month and will be paid to the Company within 30 days thereafter. Payment will be accompanied by a statement showing the calculation of the monthly amounts payable by DISTRIBUTOR and such other supporting data as may be reasonably requested by the Company.

An annual rate of [**] basis points ([**]%) of the average daily value of the Shares held in the Separate Accounts will be paid for the following Portfolios of SBL Fund:

Series A (Large Cap Core Series)

Series B (Large Cap Value Series)

Series C (Money Market Series) — not available

Series D (Global Series)

Series E (U.S. Intermediate Bond Series)

Series J (Mid Cap Growth Series)

Series N (Managed Asset Allocation Series)

Series O (All Cap Value Series)

Series P (High Yield Series)

Series Q (Small Cap Value Series)

Series V (Mid Cap Value Series) — not available

Series X (Small Cap Growth Series)

Series Y (Large Cap Concentrated Growth Series)

Series Z (Alpha Opportunity Series) — not available

An annual rate of [**] basis points ([**]%) of the average daily value of the Shares held in the Separate Accounts will be paid for the following Portfolios of Rydex Variable Trust:

Alternative Strategies Allocation Fund

Amerigo Fund

Banking Fund

Basic Materials Fund

Biotechnology Fund

Clermont Fund

Commodities Strategy Fund

Consumer Products Fund

Dow 2x Strategy Fund

DWA Flexible Allocation Fund

DWA Sector Rotation Fund

Electronics Fund

Energy Fund

Energy Services Fund

All-Asset Aggressive Strategy Fund

All-Asset Conservative Strategy Fund

All-Asset Moderate Strategy Fund

Europe 1.25x Strategy Fund

Financial Services Fund

Government Long Bond 1.2x Strategy Fund

Health Care Fund

International Long Short Select Fund

Internet Fund

Inverse Dow 2x Strategy Fund

Inverse Government Long Bond Strategy Fund

Inverse Mid-Cap Strategy Fund

Inverse NASDAQ-100® Strategy Fund

Inverse Russell 2000° Strategy Fund

Inverse S&P 500 Strategy Fund

Japan 2x Strategy Fund

Leisure Fund

Managed Futures Strategy Fund

Mid-Cap 1.5x Strategy Fund

Multi-Hedge Strategies Fund

NASDAQ-100® 2x Strategy Fund

NASDAQ-100° Fund

Nova Fund

Precious Metals Fund

Real Estate Fund

Retailing Fund

Russell 2000® 1.5x Strategy Fund

Russell 2000® 2x Strategy Fund

S&P 500 2x Strategy Fund

S&P 500 Pure Growth Fund

S&P 500 Pure Value Fund

S&P MidCap 400 Pure Growth Fund

S&P MidCap 400 Pure Value Fund

S&P SmallCap 600 Pure Growth Fund

S&P SmallCap 600 Pure Value Fund

Select Allocation Fund

Strengthening Dollar 2x Strategy Fund

Technology Fund

Telecommunications Fund

Transportation Fund

U.S. Government Money Market Fund

U.S. Long Short Momentum Fund

Utilities Fund

Weakening Dollar 2x Strategy Fund

FIRST AMENDMENT TO

PARTICIPATION AGREEMENT, SERVICES AGREEMENT

AND THIRD PARTY INVESTOR SERVICES AGREEMENT

THIS FIRST AMENDMENT to the following agreements: 1) the Participation Agreement dated July 27, 2011 (the “Participation Agreement”) among Rydex Variable Trust, SBL Fund (predecessor in interest to Guggenheim Variable Funds Trust with respect to the applicable Funds), Rydex Distributors, LLC (“RDL”) (predecessor in interest to Guggenheim Funds Distributors, LLC, or “GFD”), and Jefferson National Life Insurance Company (“Jefferson National”); 2) the Services Agreement dated as of July 27, 2011 (the “Services Agreement”) between RDL and Jefferson National; and 3) the Third Party Investor Services Agreement dated July 27, 2011 (the “Third Party Agreement”) between RDL and Jefferson National, is made as of November 18, 2014.

WHERAS, the parties have entered into the Participation Agreement, the Services Agreement and the Third Party Agreement, as described above, each of which is still in full force and effect; and

WHEREAS, the parties desire to amend the Participation Agreement, the Services Agreement and the Third Party Agreement to add as a party Jefferson National Life Insurance Company of New York (the “Company of NY”);

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.

Effective as of November 18, 2014, the company of NY is a party to the Participation Agreement, the Services Agreement and the Third Party Agreement. All rights and obligations applicable to Jefferson National under the Agreement shall also apply to the Company of NY. All others terms of the Participation Agreement, the Services Agreement and the Third Party Agreement remain in full force and effect.

1

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized on the day and year first above written.

With respect to all agreements

Jefferson National Life Insurance Company		Guggenheim Funds Distributors, LLC

By:	/s/ Craig Hawley	By:	/s/ Douglas C. Mangini
Name: Craig A. Hawley		Name: Douglas C Mangini
Title: General Counsel & Secretary

Jefferson National Life Insurance Company of New York

By:	/s/ Craig Hawley

Name: Craig A. Hawley Title: General Counsel & Secretary

With respect to the Participation Agreement only:

Rydex Variable Trust

By:	/s/ Douglas C. Mangini
Name: Douglas C Mangini Title: VP

Guggenheim Variable Funds Trust

By:	/s/ Douglas C. Mangini
Name: Douglas C Mangini
Title: VP

2

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT

IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED.

AMENDMENT TO

SERVICES AGREEMENT

This Amendment to the Services Agreement (“Amendment”) is entered into as of June 1, 2018 by and between Jefferson National Life Insurance Company (the “Company”) and Guggenheim Funds Distributors, LLC, successor to Rydex Distributors, LLC (the “Distributor”).

WHEREAS, the Company and the Distributor have entered into the Services Agreement dated July 27, 2011 (the “Agreement”);

WHEREAS, the Company has made modifications to the fee structure associated with the Agreement;

and WHEREAS, the parties desire to amend the Agreement to reflect these changes as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, each party hereto agrees as follows:

1.Schedule A of the Agreement shall be deleted in its entirety and replaced with Schedule A attached hereto.

2.Any terms used and not otherwise defined herein shall have the same meaning ascribed to them in the Agreement.

3.All other terms, conditions, provisions and sections of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of each party as of the first date written above.

By:	/s/ Craig A Hawley
Print Name: Craig A Hawley
Title: President
Date: 7/16/2018

GUGGENHEIM FUNDS DISTRIBUTORS, LLC

By:	/s/ Kevin McGovern
Print Name: Kevin McGovern
Title:	Vice President
Date: 7/16/2018

SCHEDULE A

In consideration of the services described in paragraph 1 of the Agreement, DISTRIBUTOR agrees to pay the Company an annual service fee. Such payments will be made monthly in arrears. For purposes of computing the payment to the Company, the average daily value of Shares held in the Separate Accounts over a monthly period shall be computed by totaling such Separate Accounts’ average investment (Share net asset value multiplied by total number of Shares held by such Separate Accounts) on each business day during the calendar month, and dividing by the total number of business days during such month. The payment to the Company shall be calculated by DISTRIBUTOR at the end of each calendar month and will be paid to the Company within 30 days thereafter. Payment will be accompanied by a statement showing the calculation of the monthly amounts payable by DISTRIBUTOR and such other supporting data as may be reasonably requested by the Company.

An annual rate, in accordance with the table below, of the average daily value of the Shares held in the Separate Accounts will be paid for the following Portfolios of Guggenheim Variable Funds Trust:

Fund Name	Distribution Fees (pursuant to Rule 12b-1)	Service Fees
Series E (Total Return Bond Series)	[**]	[**]
Series F (Floating Rate Strategies Series)	[**]	[**]
Series J (StylePlus Mid Growth Series	[**]	[**]
Series P (High Yield Series)	[**]	[**]
Series Q (Small Cap Value Series)	[**]	[**]
Series Y (StylePlus Large Growth Series)	[**]	[**]

An annual rate, in accordance with the table below, of the average daily value of the Shares held in the Separate Accounts will be paid for the following Portfolios of Rydex Variable Trust:

Fund Name	Distribution Fees (pursuant to Rule 12b-1)	Service Fees
Banking.Fund	[**]	[**]
Basic Materials Fund	[**]	[**]
Biotechnology Fund	[**]	[**]
Commodities Strategies Fund	[**]	[**]
Consumer Products Fund	[**]	[**]
Dow 2x Strategy Fund	[**]	[**]
Electronics Fund	[**]	[**]
Energy Fund	[**]	[**]
Energy Services. Fund	[**]	[**]

Europe 1.25x Strategy Fund	[**]	[**]
Financial Services Fund	[**]	[**]
Government Long Bond 1.2x Strategy Fund	[**]	[**]
Health Care Fund	[**]	[**]
High Yield Strategy Fund	[**]	[**]
Internet Fund	[**]	[**]
Inverse Dow 2x Strategy Fund	[**]	[**]
Inverse Government Long Bond Strategy Fund	[**]	[**]
Inverse Mid-Cap Strategy Fund	[**]	[**]
Inverse NASDAQ-I00 Fund	[**]	[**]
Inverse Russell 2000 Strategy Fund	[**]	[**]
Inverse S&P 500 Strategy Fund	[**]	[**]
Japan 2x Strategy Fund	[**]	[**]
Leisure Fund	[**]	[**]
Global Managed Futures Fund	[**]	[**]
Mid-Cap 1.5x Strategy Fund	[**]	[**]
Multi-Hedge Strategies Fund	[**]	[**]
NASDAQ-100 2x Strategy Fund	[**]	[**]
NASDAQ-100 Fund	[**]	[**]
Nova Fund	[**]	[**]
Precious Metals Fund	[**]	[**]
Real Estate Fund	[**]	[**]
Retailing. Fund	[**]	[**]
Russell 20001.5x Strategy Fund	[**]	[**]
Russell 2000 2x Strategy Fund	[**]	[**]
S&P 500 2x Strategy Fund	[**]	[**]
S&P 500 Pure Growth Fund	[**]	[**]
S&P 500 Pure Value Fund	[**]	[**]
S&P MidCap 400 Pure Growth Fund	[**]	[**]
S&P MidCap 400 Pure Value Fund	[**]	[**]
S&P SmallCap 600 Pure Growth Fund	[**]	[**]
S&P SmallCap 600 Pure Value Fund	[**]	[**]
Strengthening Dollar 2x Strategy Fund	[**]	[**]
Technology Fund	[**]	[**]
Telecommunications Fund	[**]	[**]
Transportation Fund	[**]	[**]
Long Short Equity Fund	[**]	[**]
Utilities Fund	[**]	[**]
Weakening Dollar 2x Strategy Fund	[**]	[**]